Exhibit 10.1

AMENDED AND RESTATED DEALER MANAGER AGREEMENT

August 13, 2018

Black Creek Capital Markets, LLC

518 17th Street, 17th Floor

Denver, CO  80202

Black Creek Exchange LLC, a Delaware limited liability company (the “Company”), is offering for sale from time to time, either directly or through wholly-owned subsidiaries, in one or more private placements (each, a “Private Placement,” and collectively, the “Private Placements”) of beneficial interests (each, an “Interest” and, collectively, the “Interests”) in specific Delaware statutory trusts (each, a “Trust” and collectively, the “Trusts”) reflecting an indirect ownership of up to $500,000,000 of Interests (measured from the date of the Original DMA, as defined below), pursuant to the Confidential Program Description Memorandum, dated as of September 1, 2017 (as may be amended or supplemented from time to time, the “Memorandum”).  The Company is a wholly-owned subsidiary of Black Creek Diversified Property Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”). The Operating Partnership is the entity through which Black Creek Diversified Property Fund Inc., a Maryland corporation (“Black Creek Diversified Property Fund” or “DPF”), its general partner, conducts substantially all of its business and owns substantially all of its assets.  An Interest is an interest in a master Trust that will beneficially own either (i) a series of Trusts, each of which will hold one commercial property (each, a “Property” and collectively, the “Properties”); or (ii) a Property directly.  Information regarding each Property in which Interests will be offered will be included in a property-specific supplement (the “Property Supplement”) to the Memorandum.  Each Private Placement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Private Placements will be made only to “accredited investors,” as that term is defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act (“Accredited Investors”).

The required minimum net equity investment per investor for a particular Property will be set forth in the Property Supplement relating to that Property (such investment, the “Equity Amount”).  However, the Company retains the right, in its sole discretion, to increase or reduce this minimum net equity investment requirement with respect to any investor or any Property.

The Company and Black Creek Capital Markets, LLC (the “Dealer Manager”) entered into a Dealer Manager Agreement with respect to the Private Placements dated March 2, 2016 (the “Original DMA”), and then entered into a new Dealer Manager Agreement on September 1, 2017 which was intended to amend and restate the Original DMA and continue to provide for Private Placements of up to $500,000,000 measured from the date of the Original DMA (the “Second DMA”).  The Company and Dealer Manager agree hereby to amend,  restate and replace the Original DMA and Second DMA in order to add the Operating Partnership and DPF as parties and to modify certain terms.

Terms not defined herein shall have the same meaning as in the Memorandum.

In connection herewith, the Company, the Operating Partnership, DPF, and Dealer Manager hereby agree to amend and restate the Original DMA to state as follows:

1.              Representations and Warranties of the Company.  The Company represents and warrants to the Dealer Manager that:

a.              The Private Placements have not been and will not be registered with the Securities and Exchange Commission (the “Commission”).  The Interests are to be offered and sold in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.  The Company will use its best efforts to conduct the Private Placements in compliance with the requirements of Regulation D and will file all appropriate notices of the Private Placements with the Commission.

b.              The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to conduct its business as described in the Memorandum.

c.               Neither the Memorandum (as amended or supplemented, if applicable) nor the prospectus relating to a public offering from time to time of the Class E, Class T, Class D, Class I and Class S shares of common stock of DPF (such prospectus, as the same may be supplemented or amended from time to time, and including the documents incorporated by reference therein, is referred to herein as the “DPF Prospectus”)) (as amended or supplemented, if applicable), each as of its date (or as of the date of any such amendment or supplement, if applicable), contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1c. will not extend to such statements contained in or omitted from the Memorandum or DPF Prospectus which are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

d.              This Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Dealer Manager, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

e.               No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the sale by the Company of Interests, except such as have already been obtained or as may be required under the Securities Act or applicable state securities laws.

f.                There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any Federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could reasonably be expected to have a material adverse effect on the business or property of the Company and its subsidiaries, taken as a whole.

g.               The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

h.              The Company has full legal right, power and authority to enter into this Agreement and to perform the Private Placement transactions contemplated hereby.

i.                  At the time of the offer of any Interests, such Interests will be exempt from registration in each state that the Dealer Manager has notified the Company in advance in writing that the Dealer Manager plans to offer the Interests, unless the Company has notified the Dealer Manager in writing that the Interests are not eligible to be sold.

j.                 Neither the Company nor any of its predecessors or affiliates have, to the best of its knowledge, offered or sold any Interests or any other securities the offer or sale of which would be deemed to be “integrated” by the Commission or the courts under the standards of existing judicial interpretations or rules or regulations under the Securities Act with offers or sales of the Interests proposed to be made pursuant hereto or for the purpose of determining whether a public offering of the Interests had been made.

k.              None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Private Placements, any beneficial owner (as that term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised, and during the term of the Private Placements will continue to exercise, reasonable care to determine whether any Company Covered Person, any Dealer Manager Covered Person (as defined in Section 4m. below) and any Dealer Covered Person (as defined in Section 4n. below)  is subject to a Disqualification Event.  The Company will immediately comply, to the extent applicable, with its disclosure obligations under Rule 506(e), and will immediately effect the preparation of an amended or supplemented Memorandum that will contain any such required disclosure and will, at no expense to the Dealer Manager, promptly furnish the Dealer Manager with such number of printed copies of such amended or supplemented Memorandum containing any such required disclosure, including any exhibits thereto, as the Dealer Manager may reasonably request.

l.                  The Company is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests.

m.          With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person.

n.              The representations and warranties in Sections 1k. through 1m. are and shall be continuing representations and warranties throughout the term of the Private Placements. The Company will promptly notify the Dealer Manager in writing upon becoming aware of any fact which makes any such representation or warranty untrue.

2.              Covenants of the Company.  The Company covenants and agrees with the Dealer Manager that:

a.              It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of serially numbered copies of the Memorandum, including all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request for the purposes contemplated by federal and state securities laws. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) this Agreement; (b) Property Supplements; (c) the DPF Prospectus and (d) any other printed sales literature or other materials the use of which has been approved in writing by the Company.

b.              If at any time during a Private Placement, any event occurs as a result of which, in the opinion of the Company, the Memorandum or DPF Prospectus would include an untrue statement of a material fact or, in light of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect or cause the effect of the preparation of an amended or supplemented Memorandum or DPF Prospectus, as applicable, which will correct such statement or omission and will furnish to the Dealer Manager such number of copies of such amended or supplemented Memorandum or DPF Prospectus, as applicable, as the Dealer Manager may reasonably request.

c.               The Company will not conduct the Private Placements or offer or sell any of the Interests by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.

d.              The Company will cause to be prepared, executed and timely filed with the Commission such notices on Form D as are required by Rule 503 of Regulation D and will take all action necessary to comply with Rule 503 of Regulation D

e.               The Company will notify the Dealer Manager in writing, promptly upon the occurrence of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

3.              Representations and Warranties of the Dealer Manager.

The Dealer Manager represents and warrants to the Company that:

a.              The Dealer Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.              This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

c.               The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Dealer Manager or any of its subsidiaries is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or any subsidiary or any of their assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer Manager and its subsidiaries taken as a whole.

d.              The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a broker-dealer duly registered as such in the State of Colorado, a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Private Placements contemplated by the Memorandum and the Property Supplements.  The Dealer Manager is in compliance with all applicable rules and regulations to which it is subject, including without limitation, those under the Exchange Act and the Rules promulgated by FINRA.

e.               The information under the caption “Private Placement” in the Memorandum and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Memorandum, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

f.                The Dealer Manager acknowledges that the Private Placements are inappropriate for and shall not be used for any form of prospecting, and that the Commission staff has indicated that it believes furnishing copies of a private placement memorandum (or a description of the terms of a security to be privately placed) to lawyers, accountants or other professionals and asking such lawyers, accountants or other professionals to call an offering to the attention of their clients who might be interested or to otherwise facilitate the offering (the “Financial Intermediaries”) may constitute a general solicitation.  The Dealer Manager further acknowledges that the use of Financial Intermediaries in this manner is inconsistent with a private placement under Regulation D, and the Dealer Manager covenants that it shall not initiate contact with a Financial Intermediary, other than a registered representative of a registered broker dealer or registered investment adviser, for the purpose of soliciting, directly or indirectly, an offer to participate in a Private Placement.

4.              Covenants of the Dealer Manager.

The Dealer Manager will conduct the Private Placements in compliance with (i) the private placement procedures set forth in the Memorandum and the Property Supplements; (ii) the requirements of the Securities Act, including without limitation, Regulation D; (iii) the requirements of the Exchange Act; (iv) all applicable state securities laws; and (v) the Rules promulgated by FINRA.  The Dealer Manager covenants and agrees with the Company that:

a.              During the course of a Private Placement, the Dealer Manager will not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement, in light of the circumstances under which it was made, not misleading concerning the Private Placement or any matters set forth in or contemplated by the Memorandum or the Property Supplement.

b.              The Dealer Manager will not conduct a Private Placement or offer or sell the Interests by means of:

(i)                                     any advertisement, article, notice or other communication mentioning the Private Placement, Interests or Property published in any newspaper, magazine or similar medium, cold mass mailings, broadcast over television, radio or the internet, or an e-mail message sent to a large number of previously unknown persons;

(ii)                                  any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or

(iii)                               any letter, circular, notice or other written communication constituting a form of general solicitation or general advertising.

c.               The Dealer Manager will only use sales materials (other than the Memorandum) the use of which in connection with a Private Placement has been approved by the Company in writing, and will not provide any such materials to any offeree unless such materials were accompanied or preceded by the Memorandum.

d.              The Dealer Manager will notify the Company in advance in writing of the states in which it or a Dealer plans to offer the Interests.  If the Company advises the Dealer Manager in writing that the Interests are not eligible to be sold pursuant to an exemption from registration in, or if the Company (in its sole discretion) otherwise elects not to offer the Interests in, one or more states, the Dealer Manager will immediately cease and desist from offering Interests to persons in such states.

e.               During the course of a Private Placement and prior to the sale of Interests, the Dealer Manager will provide each offeree with a copy of the Memorandum and a copy of the applicable Property Supplement for the Property relating to such offer.

f.                Until the termination of the Private Placement, if the Dealer Manager has been provided with a supplement or amendment to the Memorandum or a Property Supplement, the Dealer Manager will promptly distribute such supplement or amendment to persons who previously received a copy of the Memorandum or Property Supplement from it and who it believes continue to be interested in participating in such Private Placement and will include such supplement or amendment in all deliveries of the Memorandum and Property Supplement after receipt of any such supplement or amendment.

g.               The Dealer Manager will not make any oral or written representations on behalf of the Company other than those contained in the Memorandum or DPF Prospectus unless the making of such representations has been approved by the Company in writing, nor will the Dealer Manager act as an agent of the Company or for the Company in any other capacity except as expressly set forth herein.

h.              The Dealer Manager will not execute any transaction in which a subscriber invests in the Interests in a discretionary account without prior written approval of the transaction by the subscriber.

i.                  Except for the Selected Dealer Agreements, no agreement will be made by the Dealer Manager with any person permitting the resale, repurchase or distribution of any Interests.

j.                 The Dealer Manager will not accept, and will not be required to accept, any checks or funds representing an equity investment by a subscriber in the Interests.

k.              The Dealer Manager will furnish to the Company upon request a complete list of all persons and entities who have received a Memorandum and such parties’ addresses.

l.                  The Dealer Manager will comply with all applicable federal and state laws and regulations relating to the collection, maintenance and disclosure of non-public information provided by prospective investors in connection with their proposed investment in the Interests.

m.          The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Interests, nor any of the directors, executive officers or other officers participating in the offering of Interests of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof.

n.              In its agreements with the Dealers, the Dealer Manager will require the Dealers to represent that neither the Dealer, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Interests, nor any of the directors, executive officers or other officers participating in the offering of Interests of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer Manager prior to the date of the Selected Dealer Agreement between the Dealer Manager and such Dealer.

o.              The Dealer Manager represents that it is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests.  The Dealer Manager will notify the Company of any agreement entered into between the Dealer Manager and any such person in connection with such sale.

p.              The representations, warranties and covenants in Sections 4m. through 4o. above are and shall be continuing representations, warranties and covenants throughout the term of the Private

Placements.  The Dealer Manager will notify the Company in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section 4m. above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.

q.              In its agreements with the Dealers, the Dealer Manager will require that the Dealers notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Dealer Manager, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person. The Dealer Manager will notify the Company in writing promptly upon receiving notification from any Dealer of the occurrence of any such event described in this paragraph.

r.                 The Dealer Manager acknowledges that, with respect to each Dealer Manager Covered Person and Dealer Covered Person, the Company is relying upon the representations, covenants and agreements of the Dealer Manager set forth in this Section 4 and the representations, covenants and agreements of the Dealers referred to in this Section 4 as procedures reasonably designed to ensure that the Company receives notice from each such Dealer Manager Covered Person or Dealer Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person.

s.                The Dealer Manager will provide, and in its agreements with the Dealers will require the Dealers to provide, such certifications, documentation, and other information reasonably requested by the Company from time to time which the Company deems to be necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with the Private Placements.

t.                 The Dealer Manager shall, and shall cause each Dealer, to recommend Interests only to a prospective investor whom the Dealer Manager or Dealer, as applicable, has reasonable grounds to believe, and in fact believes, is an Accredited Investor and otherwise meets the financial suitability and other purchaser requirements set forth in the Memorandum and the Property Supplements.   During the course of a Private Placement, the Dealer Manager will comply, and shall direct each Dealer who enters into a Selected Dealer Agreement with the Dealer Manager to comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Regulation D, Rule 506 promulgated under the Securities Act and, if applicable,  FINRA Rule 2111.  The Dealer Manager shall direct each Dealer who enters into a Selected Dealer Agreement with the Dealer Manager to make, or cause to be made, inquiries as required by this Agreement, the Memorandum, the Property Supplements or applicable law of all prospective investors to ascertain whether a purchase of an Interest is suitable for the prospective investor.  The Dealer Manager shall direct each Dealer who enters into a Selected Dealer Agreement with the Dealer Manager to maintain in its files, for a period of six years following the termination of the Private Placement, appropriate documents disclosing the basis upon which the above determination of suitability was reached as to each subscriber.

5.              Purchase, Sale and Delivery of Interests.

On the basis of the covenants, representations and warranties herein contained and subject to the terms and conditions herein set forth:

a.              The Company hereby appoints the Dealer Manager as its agent and primary distributor for the purpose of conducting the Private Placements and soliciting subscriptions for Interests reflecting an indirect ownership of up to $500,000,000 of Interests (measured from the date of the Original DMA) in accordance with the terms of the private placement procedures set forth in the Memorandum and the Property Supplements, and the Dealer Manager agrees to use its best efforts to solicit such subscriptions.  The Dealer Manager may, however, discharge its responsibilities under this Agreement by forming a group of securities dealers (referred to herein as “Dealers”) who are members of FINRA acceptable to the Company, to conduct the Private Placements and solicit subscribers for Interests.  The Dealer Manager will enter into a Selected Dealer Agreement in substantially the form attached to this Agreement as Exhibit “A” (the “Selected Dealer Agreement”) with each such Dealer.  Each Selected Dealer Agreement will require the applicable Dealer to represent and warrant, for the benefit of the Company, that it will conduct the Private Placements in the manner set forth in Sections 3 and 4 of this Agreement.  The Dealer Manager will have no authority to appoint any person or other entity as an agent or sub-agent of the Dealer Manager or the Company in connection with the Private Placements, except to appoint Dealers acceptable to the Company pursuant to the Selected Dealer Agreements.  The subscriptions shall be evidenced by the completion and execution by each prospective subscriber and acceptance by the Company of a Purchase Agreement for the Interests.  It is understood that no subscription shall be regarded as effective unless and until accepted by the Company or one of its agents on behalf of the Company, and the Company reserves the right in its sole discretion for any reason to refuse any subscription to participate in a Private Placement from any person at any time.

b.              Promptly after receiving written notification from the Company to commence a Private Placement, the Dealer Manager and the Dealers shall commence the offering of Interests to Accredited Investors, in jurisdictions in which the Company has qualified for an exemption from registration or in which the Private Placement is otherwise permitted.  The Dealer Manager and the Dealers will suspend or terminate offering Interests upon request of the Company at any time and will resume offering Interests upon any subsequent request of the Company.

c.               Except with respect to Type S DST Interests (defined below) or as provided in the section entitled “Private Placement” in the Memorandum or in the Property Supplement, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 5% of the Equity Amount, all or a portion of which may be re-allowed to Dealers by the Dealer Manager, plus a dealer manager fee in the amount of up to 1.5% of the Equity Amount with respect to transactions consummated pursuant to the Private Placement, all or a portion of which may be re-allowed to Dealers by the Dealer Manager.

d.              Certain Interests may be classified as Type S DST Interests in the Memorandum or a Property Supplement (“Type S DST Interests”).  Except as provided in the section entitled “Private Placement” in the Memorandum or in the Property Supplement, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 3% of the Equity Amount, all or a portion of which may be re-allowed to Dealers by the Dealer Manager, with respect to Type S DST Interest transactions consummated pursuant to the Private Placement.  In addition, the Company will pay to the Dealer Manager an annual investor servicing fee (the “Investor Servicing Fee”), all or a portion of which may be re-allowed to Dealers by the Dealer Manager, equal to the following:

(i)                                     prior to the Operating Partnership’s exercise of the FMV Option, up to 0.25% per annum of the aggregate value of the Type S DST Interests in each Trust, determined separately with respect to each Trust.  During the Offering Period of each Trust, such aggregate value will be equal to the product of (A) the fair market value of the property or properties held by such Trust (directly or indirectly through one or more subsidiary Delaware statutory trusts), taking the Master Lease into account, as disclosed in the documentation underlying the Offering of Interests in such Trust, reduced by the amount of any loans undertaken by subscribers of Interests to acquire Interests in such Trust pursuant to the investor loan program described in the documentation underlying the Offering of Interests in such Trust, multiplied by (2) the percentage ownership interest of the subscribers of Interests in such Trust.  From and after the conclusion of the Offering Period of each Trust, such aggregate value will be equal to the product of (A) the fair market value of the property or properties held by such Trust (directly or indirectly through one or more subsidiary Delaware statutory trusts), taking the Master Lease into account, as determined from time to time by DPF’s third-party valuation consultant (based initially upon receipt of an appraisal and thereafter as updated by a third party valuation consultant), reduced by the amount of any loans undertaken by subscribers of Interests to acquire Interests in such Trust pursuant to the investor loan program described in the documentation underlying the Offering of Interests in such Trust, multiplied by (2) the percentage ownership interest of the subscribers of Interests in such Trust.

(ii)                                  following the Operating Partnership’s exercise of the FMV Option and delivery of Class S OP Units (or, potentially, shares of Class S Common Stock pursuant to the redemption provisions of the Operation Partnership), 0.85% per annum of the net asset value of the Class S OP Units or Class S Common Stock, as applicable (calculated monthly in accordance with DPF’s valuation policies, as they may be amended from time to time), held by the subscribers of the Interests in such Trust or Class S OP Units or Class S Common Stock, as applicable.

(iii)                               Prior to the Operating Partnership’s exercise of the FMV Option, the Investor Servicing Fee shall be payable quarterly and paid by Dealer Manager out of distributions to the subscribers for Interests.  Following the Operating Partnership’s exercise of the FMV Option, the Investor Servicing Fee shall be payable monthly by the Dealer Manager out of distributions to the subscribers for Interests or Class S OP Units or Class S Common Stock, a applicable.

(iv)                              If, subsequently, DPF delivers Class S shares of DPF common stock (“Class S Shares”) in exchange for such Class S OP Units pursuant to the redemption provisions of the Operating Partnership’s partnership agreement, then DPF shall be responsible for payment of the Investor Servicing Fee.  For purposes of determining when any such shares of Class S Common Stock will convert into shares of Class I Common Stock pursuant to DPF’s charter, the Total Account-Level Underwriting Compensation (as defined in DPF’s charter) paid with respect to such shares of Class S Common Stock shall include any and all fees and commissions (whether paid up-front or on an ongoing basis) payable to underwriters, dealer managers or other broker-dealers in connection with the sale or servicing of (A) the original Type S DST Interests that were ultimately converted into and/or exchanged for such shares of Class S Common Stock, (B) the Class S OP Units issued upon exercise of the Operating Partnership’s option with respect to such Type S DST Interests, and/or (C) such shares of Class S Common Stock, and the aggregate purchase price of all such shares of Class S Common Stock shall be deemed to be the original purchase price of the Type S DST Interests.

(v)                                 All ongoing fees described in this paragraph 5.d shall cease being paid to Dealer Manager upon conversion of Class S Shares to Class I Shares.

e.               The Company will not be liable or responsible to any Dealer for direct payment of commissions or fees to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or fees to Dealers.  Notwithstanding the above, at its discretion, the Company or any Trust may act as agent of the Dealer Manager by making direct payment of commissions or fees to such Dealers without incurring any liability therefor. At its discretion, any Trust may act as agent of the Company by making direct payment of commissions to fees to the Dealer Manager.

f.                The selling commission may be reduced to zero by the Dealer Manager in connection with certain categories of sales, including sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates.  Certain Dealers may also agree to reduce the selling commission to less than 5% for certain purchasers. If the selling commission is reduced, the purchase price will also be reduced by the “Reduced Commission Discount” which is defined as: 1 minus the ratio of (1) 90.75% divided by (2) 90.75% plus the percentage points that the commission is reduced. For example, if a Dealer wanted to reduce its commission from 5% to 3% and the purchase price was $100,000, then the Reduced Commission Discount would equal approximately 2.1563% and the reduced purchase price would equal $97,843.67 for that purchaser.

g.               In addition to the other items of underwriting compensation set forth in this Section 5, the Company shall reimburse the Dealer Manager or Black Creek Diversified Property Advisors LLC (the “Advisor”) for certain costs and expenses incurred by such entities incident to the Private Placements, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Private Placements; (b) costs and expenses of conducting educational conferences and seminars, attending broker-dealer sponsored conferences, or educational conferences sponsored by the Company; (c) customary promotional items; and (d) legal fees of the Dealer Manager.

h.              In addition to reimbursement as provided under Section 5.g, the Company shall also reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

i.                  The Company reserves the right, in its sole discretion, to refuse to accept any or all subscriptions for Interests tendered by the Dealer Manager or its Dealers, and/or to terminate a Private Placement of Interests at any time prior to the scheduled termination date of a Private Placement.  In the event that a Private Placement is terminated for any reason prior to its completion and the purchase of the Interests as contemplated in the Memorandum, the Dealer Manager will be entitled to no compensation in connection with its offering or sale of the offered Interests.

j.                 A Private Placement of Interests will be at the offering prices and upon all the terms and conditions set forth in the Memorandum and the Property Supplements and the exhibits and any supplements thereto.

6.              Indemnification.

a.              Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Dealer Manager, the Dealers and their respective affiliates, directors, officers, employees and agents and each person, if any, who controls the Dealer Manager or Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each and collectively, a “DM Related Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (collectively, “Claims”), caused by, arising out of or based upon:

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any amendment or supplement thereto), a Property Supplement or the DPF Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be responsible for any Claims relating to this Section 6.a. to the extent that (A) such Claims are attributable to the failure of the Dealer Manager or a Dealer to deliver to a purchaser an updated or supplemented Memorandum, Property Supplement or DPF Prospectus that corrects such untrue statement(s) or omission(s); or (B) such Claims arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made by the Dealer Manager, a Dealer or any other agents of the Dealer Manager, or made in reliance upon and in conformity with any information furnished to the Company in writing by such Dealer Manager or a Dealer;

(ii)                                  the failure of the Company to comply (through no failure of a DM Related Party) with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act (including, without limitation, Rule 506 of Regulation D) or any other applicable state securities laws, rules or regulations (other than as a result of breach of this Agreement or non-compliance with applicable securities laws, rules or regulations or the private placement procedures set forth in the Memorandum and the Property Supplements by the Dealer Manager or any Dealer); or

(iii)                               the material breach by the Company (through no failure of an DM Related Party) of any term, condition, representation, warranty or covenant of the Company set forth in this Agreement.

b.              Subject to the conditions set forth below, the Dealer Manager agrees to indemnify and hold harmless the Company and its affiliates, directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each and collectively, a “Company Related Party”), from and against any and all Claims, caused by, arising out of or based upon:

(i)                               any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Dealer Manager expressly for use in the Memorandum or any amendment or supplement thereto or a Property Supplement;

(ii)                            any offers or sales in violation of the private placement procedures set forth in the Memorandum and the Property Supplements by the Dealer Manager or its representatives, employees or agents (other than a Dealer);

(iii)                         any unauthorized use of sales materials or unauthorized verbal or written representations in connection with the Private Placement made by the Dealer Manager or its representatives, employees or agents (other than a Dealer) in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

(iv)                        the Dealer Manager’s failure to comply (through no failure of a Company Related Party) with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act (including without limitation Rule 506 of Regulation D) or any other applicable state securities laws, rules or regulations;

(v)                           the material breach by the Dealer Manager of any term, condition, representation, warranty or covenant of the Dealer Manager set forth in this Agreement; and

(vi)                        the failure of the Dealer Manager to maintain its status as a registered broker-dealer in accordance with the rules and regulations of the FINRA and any applicable state broker-dealer registration requirements or the violation by the Dealer Manager or any of its principals, managers, members, directors, officers, employees or agents of any requirements, rules or regulations of the FINRA or any other state laws, rules or regulations governing the licensing of or acting as a securities broker-dealer.

c.               Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 6 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph d. of this Section 6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

d.              The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

e.               If the indemnification provided for in paragraphs a. and b. above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect both the relative benefits received by the indemnified party or parties on the one hand and indemnifying party or parties on the other hand, from the Private Placement and the relative fault of the indemnified party or parties on the one hand and the indemnifying party or parties on the other hand in connection with the statements, omissions, representations, violations, actions or failures to act that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

f.                The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph e. above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph e. above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Dealer Manager’s and Dealers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective obligations hereunder and under any Selected Dealer Agreement and not joint.

g.               The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

h.              A successor of any of the parties to this Agreement shall be entitled to the benefits of the indemnity agreements contained in this Section 6.

7.              Arbitration.  Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current rules of the American Arbitration Association (“AAA”).  Any matter to be settled by arbitration shall be submitted to the AAA in Denver, Colorado and the parties agree to abide by all awards rendered in such proceedings.  The parties shall attempt to designate one arbitrator from the AAA, but if they are unable to do so, then the AAA shall designate an arbitrator. Any arbitrator selected by the parties or the AAA shall be a qualified Person with no less than ten (10) years of experience as a business appraiser and who has experience with complex real estate disputes.  The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction.  All awards may be filed with the clerk of one or more courts, state or federal having jurisdiction over the party against whom such award is rendered or his or her property, as a basis of judgment and of the issuance of execution for its collection.

8.              Survival of Provisions.  The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any subscription for the Interests.

9.              Notice.  All notices will be in writing and will be duly given to the Dealer Manager when mailed to Black Creek Capital Markets, LLC, 518 17th Street, 17th Floor, Denver, Colorado 80202, Attn: Steve Stroker, and to the Company, the Operating Partnership or DPF when mailed to Black Creek Exchange LLC, 518 17th Floor, Denver, Colorado 80202, Attn:  Lainie P. Minnick.

10.       Costs of Compliance and Private Placement.  The Dealer Manager will pay all of its own costs and expenses necessary for the Dealer Manager to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Private Placement as a broker/dealer.  The Company agrees to pay all other expenses incident to the performance of its obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of the Interests under federal and state securities laws, including fees and disbursements of the Company’s counsel, and all costs of reproduction and distribution of the Memorandum, Property Supplements and any amendment or supplement thereto.

11.       Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

12.       Severability.  If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

13.       Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

14.       Counterparts. This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

15.       Third Party Beneficiaries; Successors; Assignment; Amendment.

a.              This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Company, each Dealer who enters into a Selected Dealer Agreement with the Dealer Manager and their respective successors.  Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

b.              Subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, the Dealer Manager may assign its rights and obligations under this Agreement to a registered broker-dealer that is a member in good standing of the FINRA.

c.               This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

16.       Term.  Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice.

******

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

BLACK CREEK EXCHANGE LLC,
a Delaware limited liability company

By: BCD TRS CORP., a Delaware corporation, its sole member

By: Black Creek Diversified Property Operating Partnership LP, a Delaware limited partnership, its sole stockholder

By: Black Creek Diversified Property Fund Inc., a Maryland corporation, its general partner

			By:	/s/ Lainie P. Minnick
			Name:	Lainie P. Minnick
			Title:	Chief Financial Officer

Accepted and agreed to as of the date first above written:

BLACK CREEK CAPITAL MARKETS, LLC,
a Colorado limited liability company

By:	/s/ Brian Magner
	Name:	Brian Magner
	Title:	Senior Vice President, Chief Compliance Officer

EXECUTING THIS AGREEMENT SOLELY FOR PURPOSES OF ACKNOWLEDGING ITS OBLIGATIONS IN SECTION 5.d OF THIS AGREEMENT:

BLACK CREEK DIVERSIFIED PROPERTY OPERATING PARTNERSHIP LP,

a Delaware limited partnership

By: Black Creek Diversified Property Fund
Inc., a Maryland corporation, its general partner

By:	/s/ Lainie P. Minnick
Name:	Lainie P. Minnick
Title:	Chief Financial Officer

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.,
a Maryland corporation

By:	/s/ Lainie P. Minnick
Name:	Lainie P. Minnick
Title:	Chief Financial Officer

EXHIBIT “A”

Form of Selected Dealer Agreement

SELECTED DEALER AGREEMENT

Black Creek Capital Markets, LLC, as the dealer manager (the “Dealer Manager”) for Black Creek Exchange LLC, a Delaware limited liability company (the “Company”) invites you (the “Dealer”) to participate in one or more private placements (each, a “Private Placement,” and collectively, the “Private Placements”) of beneficial interests in specific Delaware statutory trusts (each, an “Interest” and, collectively, the “Interests”) offered for sale from time to time by the Company, either directly or through wholly-owned subsidiaries, subject to the following terms:

1.                                      Dealer Manager Agreement.

The Dealer Manager has entered into an Amended and Restated Dealer Manager Agreement with the Company dated August 13, 2018 in the form attached hereto as Exhibit “A” (the “Dealer Manager Agreement”).  By your acceptance of this Selected Dealer Agreement (this “Agreement”), you will become one of the Dealers referred to in the Dealer Manager Agreement, as well as a third-party beneficiary of the Dealer Manager Agreement, and will be entitled to and bound by the provisions of the Dealer Manager Agreement, including the indemnification provisions contained in Section 6 of the Dealer Manager Agreement.  Except as otherwise specifically stated herein, all capitalized but undefined terms used in this Agreement have the meanings provided in the Dealer Manager Agreement.  The Interests may be offered solely through broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and acceptable to the Dealer Manager.

The Dealer hereby agrees to use its best efforts to solicit participation in the Private Placements of Interests in those Properties with respect to which the Dealer has delivered an executed Property Acceptance Letter in accordance with the procedures set forth below and in accordance with the Memorandum.

Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Memorandum and any additional sales literature which has been approved in advance in writing by the Dealer Manager and the Company to supplement the Memorandum (“Supplemental Information”).

The Dealer Manager agrees to provide to the Dealer a copy of the Memorandum, Property Supplement and Supplemental Information (collectively, the “Offering Materials”) prepared for each Property with respect to which Interests may be offered by the Dealer.  Following its receipt and review of the Offering Materials with respect to a Property, the Dealer may elect to participate in the offering of the Interests in such Property by executing the Property Acceptance Letter in the form attached hereto as Exhibit “B”.  The rights and obligations of the Dealer and the Dealer Manager set forth in this Agreement shall become effective on the day that the Property Acceptance Letter with respect to such Property is executed by the Dealer.  In the event that an executed Property Acceptance Letter with respect to a particular Property is not received from the Dealer by the Dealer Manager, the Dealer and Dealer Manager shall have no further rights or obligations to one another with respect to such Property, other than the Dealer’s confidentiality obligations set forth in Section 18.

2.                                      Representations and Warranties of the Dealer.

•                                    The Dealer represents and warrants to the Dealer Manager and the Company that:

(a)                           The Dealer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)                           This Agreement has been duly authorized, executed and delivered by the Dealer, and assuming due authorization, execution and delivery of this Agreement by the Dealer Manager, will constitute a valid and legally binding agreement of the Dealer enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

(c)                            The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer will not conflict with or constitute a default under (i) its organizational documents, (ii) any agreement, indenture, mortgage, deed of trust or lease to which the Dealer or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Dealer or any of its subsidiaries is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer or any subsidiary or any of their assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer and its subsidiaries taken as a whole.

(d)                           The Dealer is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a member in good standing of FINRA, and a broker or dealer duly registered as such in any and all other states where offers are made by the Dealer in connection with the Private Placements contemplated by the Memorandum and the Property Supplements.  The Dealer is in compliance with all applicable rules and regulations to which it is subject, including without limitation, those under the Exchange Act and the Rules promulgated by FINRA.

(e)                            The Dealer understands the definition of “accredited investor” as provided in Rule 501(a) of Regulation D, the prohibition on general solicitation and general advertising under Rule 502(c) Regulation D and the guidelines for conducting private placements of tenancy-in-common interests in real property set forth by FINRA in Notice to Members 05-18 (March 2005).

(f)                             The information under the caption “Private Placement” in the Memorandum and all other information furnished to the Company by the Dealer in writing expressly for use in the Memorandum, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)                            Neither the Dealer nor any of its principals have at any time within the previous ten (10) years been convicted of any felony or misdemeanor or entered a plea of nolo contendre in any civil, criminal or administrative action, proceeding or claim arising in connection with the purchase or sale of any security, involving the making of a false filing with the Commission or any state securities regulator, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment adviser or otherwise had a license or other right to act as a securities broker or dealer or an investment adviser terminated or suspended by the Securities and Exchange Commission (the “Commission”), FINRA or any state securities administrator.

(h)                           The Dealer represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Interests, nor any of the directors, executive officers or other officers participating in the offering of Interests of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2)(ii) or Rule 506(d)(2)(iii) of the Securities Act and (ii) a copy of the Commission’s determination (in the case of Rule 506(d)(2)(ii)) and a copy of such judgement, order or decree in the case of (Rule 506(d)(2)(iii)) has been furnished in writing to the Dealer Manager prior to the date hereof.

(i)                               The Dealer represents that it is not a party to any agreement other than this Agreement regarding the payment (directly or indirectly) of remuneration for solicitation of purchasers in connection with the sale of any Interests. The Dealer will notify the Dealer Manager of any such agreement entered into between the Dealer and any other person.

(j)                              The representations and warranties in Sections 2(h) and 2(i) above are and shall be continuing representations and warranties throughout the term of the Private Placements. The Dealer will notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Company in accordance with Section 2(h) above, (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person and in such event, the Dealer will terminate the Dealer Covered Person or, for Dealer Covered Persons who are not directors or executive officers, no longer permit the Dealer Covered Person to participate in the Private Placement.

(k)                           The Dealer shall provide to the Dealer Manager or the Company such certifications, documentation and other information as reasonably requested from time to time by the Dealer Manager or the Company as such parties deem necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with the Private Placements.

(l)                               The Dealer acknowledges that the Private Placements are inappropriate for and shall not be used for any form of prospecting, and that the Commission staff has indicated that it believes furnishing copies of a private placement memorandum (or a description of the terms of a security to be privately placed) to lawyers, accountants or other professionals and asking such lawyers, accountants or other professionals to call an offering to the attention of their clients who might be interested or to otherwise facilitate the offering (the “Financial Intermediaries”) may constitute a general solicitation.  The Dealer further acknowledges that the use of Financial Intermediaries in this manner is inconsistent with a private placement under Regulation D, and the Dealer covenants that it shall not initiate contact with a Financial Intermediary, other than a registered representative of a registered broker dealer or registered investment adviser, for the purpose of soliciting, directly or indirectly, an offer to participate in a Private Placement.

3.                                      Covenants of the Dealer.

The Dealer will conduct the Private Placements in compliance with (i) the private placement procedures set forth in the Memorandum and the Property Supplements; (ii) the requirements of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation, Regulation D; (iii) the requirements of the Exchange Act; (iv) all applicable state securities laws; and (v) the Rules promulgated by FINRA and the guidelines set forth in FINRA Notice to Members 05-18 (March 2005).  The Dealer covenants to the Company and the Dealer Manager and agrees with the Dealer Manager that:

(a)                                 During the course of a Private Placement, the Dealer will not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement, in light of the circumstances under which it was made, not misleading concerning such Private Placement or any matters set forth in or contemplated by the Memorandum or the Property Supplement.  The Dealer will immediately bring to the attention of the Company and the Dealer Manager any circumstance or fact which causes the Dealer to believe the Memorandum, the Property Supplement or any amendments or supplements thereto, or any other literature distributed in connection with the Private Placement, or any information supplied by prospective subscribers in their subscription materials, may be inaccurate or misleading.

(b)                                 The Dealer will not conduct a Private Placement or offer or sell Interests by means of:

i.   any advertisement, article, notice or other communication mentioning the Private Placement, Interests or Property published in any newspaper, magazine or similar medium, cold mass mailings, broadcast over television, radio or the internet, or an e-mail message sent to a large number of previously unknown persons;

ii.  any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or

iii. any letter, circular, notice or other written communication constituting a form of general solicitation or general advertising.

(c)                                  The Dealer will only use sales materials (other than the Memorandum) the use of which in connection with a Private Placement has been approved by the Company in writing, and will not provide any such materials to any offeree unless such materials were accompanied or preceded by the Memorandum.

(d)                                 The Dealer will offer Interests only to a prospective investor (i) who has executed and delivered an Investor Application representing and warranting that such investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (“Accredited Investor”); and (ii) whom the Dealer has reasonable grounds to believe, and in fact believes, is an Accredited Investor and otherwise meets the financial suitability and other purchaser requirements set forth in the Memorandum and the Property Supplement; and (iii) with whom the Dealer or a member of the Dealer has a pre-existing relationship as interpreted by the Commission (a “pre-existing relationship”).

(e)                                  During the course of a Private Placement, the Dealer will comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Regulation D, Rule 506 promulgated under the Securities Act and FINRA Rule 2111.  The Dealer will diligently make inquiries as required by this Agreement, the Memorandum, the Property Supplements, the private placement procedures set forth in the Memorandum and the Property Supplements, or applicable law of all prospective investors to ascertain whether a purchase of an Interest is suitable for the prospective investor.  The Dealer will maintain in its files, for a period of six years following the termination of the Private Placement, appropriate documents disclosing the basis upon which the above determination of suitability was reached as to each subscriber.

(f)                                   Before participating in a Private Placement, the Dealer will: (i) have reasonable grounds to believe, based on information made available to the Dealer, through the Memorandum, the Property Supplement or otherwise, that all material facts are adequately and accurately disclosed in the Memorandum and the Property Supplement and provide a basis for evaluating the investment risks and merits of the Interests; (ii) have not and will not rely upon the efforts of the Company, or any of its representatives, agents or affiliates, in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating Interests to the extent required by federal or state law or FINRA; and (iii) have conducted its own investigation of the Interests and the Private Placement to make that determination independent of any other person.

(g)                                  The Dealer will be aware of, and ensure that any prospective investor is aware of, the risks associated with and rules relating to like kind exchanges of property under Section 1031 of the Internal Revenue Code of 1986, as amended, and will have complied with all FINRA rules and guidance relating to such investments.

(h)                                 The Dealer will notify the Dealer Manager in advance in writing of the states in which a Dealer plans to offer the Interests.  If the Company or the Dealer Manager advises the Dealer that the Interests are not eligible to be sold pursuant to an exemption from registration in, or if the Company (in its sole discretion) otherwise elects not to offer the Interests in, one or more states, the Dealer will immediately cease and desist from offering Interests to persons in such states.

(i)                                     During the course of a Private Placement and prior to the sale of Interests, the Dealer will provide each offeree with a copy of the Memorandum and a copy of the applicable Property Supplement for the Property relating to such offer.

(j)                                    Until the termination of a Private Placement, if the Dealer has been provided with a supplement or amendment to the Memorandum or a property supplement, the Dealer will promptly distribute such supplement or amendment or property supplement to persons who previously received a copy of the Memorandum or property supplement from it and who it believes continue to be interested in participating in the Private Placement and will include such supplement or amendment in all deliveries of the Memorandum and/or property supplement after receipt of any such supplement or amendment.

(k)                                 The Dealer will not make any oral or written representations on behalf of the Company other than those contained in the Memorandum unless the making of such representations has been approved by the Company in writing, nor will the Dealer act as an agent of the Company or for the Company or the Dealer Manager in any other capacity except as expressly set forth herein.

(l)                                     The Dealer will not execute sale of the Interests into a discretionary account without prior written approval of the transaction by the subscriber.

(m)                             The Dealer will not accept, and will not be required to accept, any checks or funds representing an equity investment by a subscriber in the Interests.  Any checks or funds are to be transmitted by subscribers directly to the escrow agent in accordance with the procedures set forth in the escrow agreement in the form attached to the Dealer Manager Agreement (the “Escrow Agreement”).

(n)                                 Subject to the Company’s compliance with the requirements of Section 2(d) of the Dealer Manager Agreement,  the Dealer will complete all steps necessary to permit the Dealer to offer the Interests pursuant to exemptions available under applicable federal securities law and other applicable state securities laws, and will conduct all of its solicitation and sales efforts in conformity with and in no manner in violation of Regulation D to enable a Private Placement to qualify for the safe harbor from registration set forth in Rule 506 of Regulation D and related exemptions available under applicable state securities laws.

(o)                                 The Dealer will furnish to the Dealer Manager and Company upon request a complete list of all persons and entities who have been offered the Interests by the Dealer and such parties’ addresses.

(p)                                 The Dealer will not permit (except as expressly contemplated in this Agreement), nor enter into any agreement or arrangement other than this Agreement for, the resale, repurchase or distribution of any Interests.

(q)                                 The Dealer agrees that it has not, and shall not, pay any compensation, directly or indirectly, whether through the payment or reallowance of commissions, allowances, or otherwise, to any Dealer Covered Person who is subject to a Disqualifying Event.  Dealer has amended all contracts or agreements between Dealer and Dealer Covered Persons as necessary to comply with this section.

4.                                      Representations and Agreements of the Dealer Manager.

(a)                                 The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Interests, nor any of the directors, executive officers or other officers participating in the offering of Interests of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer prior to the date hereof.

(b)                                 The Dealer Manager will notify the Dealer in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Dealer in accordance with Section 4(a) above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.  The Dealer Manager will also notify the Dealer in writing promptly upon receiving notification from (x) the Company of the occurrence of any Disqualification Event relating to any Company Covered Persons and any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Persons, or (y) any other Dealer of the occurrence of any Disqualification Event relating to any such Dealer’s Dealer Covered Persons and any event that would, with the passage of time, become a Disqualification Event relating to any such Dealer’s Dealer Covered Persons

5.                                      Submission of Orders.

Participation in a Private Placement may be made only in accordance with the instructions and procedures described in the Memorandum, the applicable Property Supplement and the Dealer Manager Agreement.

6.                                      Minimum Investment.

The required minimum net equity investment per investor for a particular Property will be forth in the Property Supplement relating to such Property (such investment, the “Equity Amount”).  However, the Company retains the right, in its sole discretion, to increase or reduce this minimum net equity investment requirement with respect to any investor or any Property.

7.                                      Dealers’ Commissions.

(a)                                 The Dealer’s selling commission applicable to the closing of each transaction contemplated by the Memorandum is 5% of the Equity Amount, which commission will be paid by the Dealer Manager, subject to reduction as set forth herein and in the Memorandum.  The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.  The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith. No selling commissions will be payable with respect to any offer to purchase an Interest that is rejected by the Company, and no selling commissions will be payable if the Company terminates the Private Placement for any reason whatsoever.

(b)                                 In addition, as set forth in the Memorandum, the Dealer Manager may, in its sole discretion, agree in writing to reimburse marketing or due diligence expenses incurred by the Dealer.  Should the Dealer Manager agree to reimburse the Dealer for marketing and due diligence expenses, the Dealer hereby waives any and all rights to receive reimbursement until such time as the Dealer Manager is in receipt of the funds to be paid as reimbursement to the Dealer.

(c)                                  The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the placement of securities similar to Interests, that the Dealer’s interest in the offering is limited to such commission from the Dealer Manager and the Dealer’s indemnity referred to in Section 6 of the Dealer Manager Agreement and Section 16 of this Agreement and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

(d)                                 As provided in the section entitled “Private Placement” in the Memorandum, the selling commission may be reduced to zero by the Dealer Manager in connection with certain categories of sales, including sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates.  The Dealer may also agree to reduce the selling commission to less than 5% for certain purchasers. If the selling commission is reduced, the purchase price will also be reduced by the “Reduced Commission Discount” which is defined as: 1 minus the ratio of (1) 92% divided by (2) 92% plus the percentage points that the commission is reduced. For example, if the Dealer wanted to reduce its commission from 5% to 3% and the purchase price was $100,000, then the Reduced Commission Discount would equal approximately 2.13% and the reduced purchase price would equal $97,872.34 for that purchaser.

8.                                      Payment.

Once selling commissions become payable subject to the provisions of Section 7, payments of such commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to the Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company.

9.                                      Right to Reject Subscriptions, Cancel Sales or Terminate Private Placement.

All subscriptions for participation in a Private Placement are subject to acceptance by and shall only become effective upon confirmation by the Company.  The Company reserves the right in its sole discretion for any reason to refuse any subscription to participate in a Private Placement from any person at any time.  Subscriptions not accompanied by all appropriate subscription documents described in the Memorandum and the required Deposit (as defined in the Memorandum) will not be accepted and returned to the applicable investor.  The relevant transaction documents will determine when, if at all, Interests will be issued.  In the event a subscription is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such subscription.

The Company reserves the right, in its sole discretion, to terminate a Private Placement of Interests at any time prior to the scheduled termination date of such Private Placement.  In the event that a Private Placement is terminated for any reason prior to its completion and the purchase of the Interests as contemplated in the Memorandum and the applicable Property Supplement, the Dealer will not be entitled to any compensation in connection with its offering or sale of the offered Interests.

10.                               Memorandum, Property Supplement and Supplemental Information.

The Dealer is not authorized or permitted to give and will not give any information or make any representation concerning the Interests, a Property or a Private Placement except as set forth in the Memorandum, the Property Supplement and any Supplemental Information.  Following receipt by the Dealer Manager of an executed Investor Application (including the “Registered Representative Certification” section thereof) from a potential investor and if the Dealer Manager determines that the Interests may be offered to such investor, the Dealer Manager will supply the Dealer with a copy of the Memorandum, any supplements and amendments thereto, any Supplemental Information, and a copy of the Property Supplement relating to the Property with respect to which Interests are being offered, for delivery to such investor, and the Dealer will deliver a copy of the Memorandum, all supplements and amendments thereto, any Supplemental Information, and the Property Supplement to each such investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Interests to such investor.  The Dealer agrees that it will not send or give any Property Supplements, supplements or amendments to the Memorandum or any Supplemental Information to any investor unless it has previously or simultaneously sent or given a Memorandum and all supplements and amendments thereto to that investor.  The Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “for broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the Private Placement.  The Dealer further agrees that it will not use in connection with the offer or sale of Interests any materials or writings which have not been previously approved by the Company in writing.  Each Dealer agrees, if the Company or the Dealer Manager so requests, to furnish a copy of any revised Memorandum or Property Supplement to each person to whom it has furnished a copy of any previous Memorandum or Property Supplement.  On becoming a Dealer, and in offering and selling Interests, the Dealer agrees to comply with all applicable requirements of (i) the Securities Act, including without limitation, Regulation D promulgated thereunder; (ii) the Exchange Act; (iii) state “blue sky” laws; and (iv) the Rules promulgated by the FINRA and the guidelines set forth in the FINRA Notice to Members 05-18.

11.                               License and Association Membership.

The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Interests under Federal and state securities laws and regulations and in all states where it offers or sells Interests, and that it is a member in good standing of the FINRA.  This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of the FINRA.  The Dealer agrees to notify the Company and the Dealer Manager immediately if the Dealer ceases to be a member in good standing of the FINRA.

12.                               Anti-Money Laundering Compliance Program.

The Dealer acknowledges that investors who purchase Shares through Dealer are “customers” of Dealer and not the Dealer Manager. The Dealer hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act of 2001 and the implementing rules and regulations promulgated thereunder (the “Patriot Act”) in connection with broker dealers’ anti-money laundering obligations (the “AML Rules”). The Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification as required by the Patriot Act and the implementing rules and regulations promulgated thereunder.

In accordance with these applicable laws and regulations and its AML Program, the Dealer agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons.  Additionally, Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing.  The Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law.  Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program. The Dealer further understands that, while the Dealer Manager is required to establish and implement an AML Program in accordance with the AML Rules, the Dealer cannot rely on the Dealer Manager’s AML Program for purposes of Dealer’s compliance with the AML Rules. The Dealer agrees to notify the Dealer Manager immediately if the Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

13.                               Privacy Laws.

The Dealer agrees as follows:

The Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, Dealer may share with the Company and the Company may share with Dealer nonpublic personal information (as defined under the GLBA) of customers of Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Dealer served as the broker dealer of record for such customer’s account. Dealer, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 13. Except as expressly permitted under the FCRA, Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Dealer, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section 13, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section 13, shall be prohibited.

Dealer shall implement reasonable measures designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Dealer provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section 13.

14.                               Termination.

The Dealer will suspend or terminate conducting a Private Placement and its offer and sale of Interests upon the request of the Company or the Dealer Manager at any time and will resume conducting the Private Placement and its offer and sale of Interests hereunder upon subsequent request of the Company or the Dealer Manager, as the case may be.  Any party may terminate this Agreement by written notice.  Such termination shall be effective 48 hours after the receipt of such notice.  This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

15.                               Amendment.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placing an order for sale of the Interests after Dealer has received such notice.

The Dealer Manager Agreement may be amended at any time by the written agreement of the Dealer Manager and the Company.  Written notice of any such amendment shall be provided to Dealer.

16.                               Indemnification.

(a)                                 Under the Dealer Manager Agreement, the Company has agreed to indemnify and hold harmless the Dealer Manager, the Dealers and their respective affiliates, directors, officers, employees and agents and each person, if any, who controls the Dealer Manager or Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each and collectively, a “DM Related Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (collectively, “Claims”), caused by, arising out of or based upon:

(i)             any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any amendment or supplement thereto) or a Property Supplement, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be responsible for any Claims relating to Section 6.a. of the Dealer Manager Agreement to the extent that (A) such Claims are attributable to the failure of the Dealer Manager or a Dealer to deliver an updated or supplemented Memorandum or Property Supplement to a purchaser that corrects such untrue statement(s) or omission(s); or (B) such Claims arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made by the Dealer Manager, a Dealer or any other agents of the Dealer Manager, or made in reliance upon and in conformity with any information furnished to the Company in writing by the Dealer Manager or a Dealer;

(ii)          the failure of the Company to comply (through no failure of a DM Related Party) with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act (including without limitation Rule 506 of Regulation D) or any other applicable state securities laws, rules or regulations (other than as a result of breach of this Agreement or non-compliance with applicable securities laws, rules or regulations or the private placement procedures set forth in the Memorandum and the Property Supplements by the Dealer Manager or any Dealer); or

(iii)       the material breach by the Company (through no failure of an DM Related Party) of any term, condition, representation, warranty or covenant of the Company set forth in the Dealer Manager Agreement.

(b)                                 The undersigned Dealer agrees to indemnify and hold harmless the Company, the Dealer Manager, and their respective affiliates, directors, officers, employees and agents and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each and collectively, a “Company Related Party”), from and against any and all Claims, caused by, arising out of or based upon:

(i)             any offers or sales in violation of the private placement procedures set forth in the Memorandum and the Property Supplements by the Dealer or its representatives, employees or agents;

(ii)          any unauthorized use of sales materials or unauthorized verbal or written representations in connection with a Private Placement made by the Dealer or its representatives, employees or agents in violation of Section 10 of this Agreement or the Securities Act or any other applicable federal or state securities laws and regulations;

(iii)       the Dealer’s failure to comply (through no failure of a Company Related Party) with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act (including without limitation Rule 506 of Regulation D) or any other applicable state securities laws, rules or regulations;

(iv)      the material breach by the Dealer of any term, condition, representation, warranty or covenant of the Dealer set forth in this Agreement;

(v)         the failure by any purchaser of Interests to comply with the investor suitability requirements set forth in the sections captioned “Who May Invest” in the Memorandum or in the Property Supplements; or

(vi)      the failure of the Dealer or any of its registered representatives who are involved with the Private Placements to maintain their status as a registered broker-dealer or registered representative of the Dealer Manager or Dealer, as appropriate, in accordance with the rules and regulations of FINRA and any applicable state broker-dealer registration requirements or the violation by the Dealer or any of its principals, managers, members, directors, officers, employees or agents of any requirements, rules or regulations of FINRA or any other state laws, rules or regulations governing the licensing of or acting as a securities broker-dealer.

(c)                                  Promptly after receipt by an indemnified party under this Section 16 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 16, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 16 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph d. of this Section 16) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

(d)                                 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

(e)                                  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect both the relative benefits received by the indemnified party or parties, on the one hand, and the indemnifying party or parties, on the other hand, from the Private Placement and the relative fault of the indemnified party or parties, on the one hand, and the indemnified party or parties, on the one hand, in connection with the statements, omissions, representations, violations, actions or failures to act that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

(f)                                   The Company, the Dealer Manager and the Dealer agree that it would not be just and equitable if contribution pursuant to this Section 16 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Dealer’s obligations to contribute pursuant to this Section 16 are several in proportion to their respective obligations hereunder and under any selected dealer agreement and not joint.

(g)                                  The remedies provided for in this Section 16 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(h)                                 A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 16.

17.                               Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current rules of the American Arbitration Association (“AAA”).  Any matter to be settled by arbitration shall be submitted to the AAA in Denver, Colorado and the parties agree to abide by all awards rendered in such proceedings.  The parties shall attempt to designate one arbitrator from the AAA, but if they are unable to do so, then the AAA shall designate an arbitrator. Any arbitrator selected by the parties or the AAA shall be a qualified Person with no less than ten (10)

years of experience as a business appraiser and who has experience with complex real estate disputes.  The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction.  All awards may be filed with the clerk of one or more courts, state or federal having jurisdiction over the party against whom such award is rendered or his or her property, as a basis of judgment and of the issuance of execution for its collection.

18.                               Disclosure Review; Confidentiality of Information.

The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Memorandum or other materials, that all material facts are adequately and accurately disclosed in the Memorandum and provide a basis for evaluating the Interests. In making this determination, the Dealer shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the sponsor of the Company.

It is anticipated that the Dealer and Dealer’s home office diligence personnel and other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer (collectively, the “Diligence Personnel”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, Black Creek Diversified Property Advisors LLC (the “Advisor”), or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates, (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Dealer agrees to keep, and to cause its Diligence Personnel to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer agrees to not disclose, and to cause its Diligence Personnel not to disclose, such Confidential Information to the public, or the Dealer’s sales staff or financial advisors, or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Interests. The Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that Dealer or its Diligence Personnel may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that Dealer or its Diligence Personnel may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, or at general “Forums” sponsored by the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the Commission and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the Commission or FINRA), provided that the Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

19.                               Survival of Provisions.

All agreements, representations and warranties of the Dealer set forth in this Agreement will be deemed to be representations, warranties and agreements at and as of any time during the Private Placement up to and including the termination date of the Private Placement, and such representations, warranties and agreements, including the indemnity agreements, will remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer or any person controlling the Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any subscription for the Interests.

20.                               Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to c/o Black Creek Capital Markets, LLC, 518 17th Street, 17th Floor, Denver, Colorado 80202, Attn: Charles Murray, and to the Dealer when mailed to the address specified by the Dealer herein.

21.                               Attorney’s Fees

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees.

22.                               Assignment

Subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, the Dealer Manager may assign its rights and obligations under this Agreement to a registered broker-dealer that is a member in good standing of FINRA.

23.                               Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

24.                               Severability.

If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

25.                               Counterparts

This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

THE DEALER MANAGER:

BLACK CREEK CAPITAL MARKETS, LLC

By:

Its:

We have read the foregoing Selected Dealer Agreement and we hereby accept and agree to the terms and conditions therein set forth.  We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. IDENTITY OF DEALER:

Company name:

Type of entity:
(corporation, partnership or proprietorship)

Organized in the state of:

Licensed as broker-dealer in all states: Yes ☐ No ☐

If no, list all states licensed as broker-dealer:

Tax ID #:

2. PERSON TO RECEIVE NOTICES DELIVERED PURSUANT TO THIS AGREEMENT:

Name:

Company:

Address:

City, state and zip:

Telephone:

Fax:

E-mail address:

AGREED TO AND ACCEPTED BY THE DEALER:

Firm Name:

By:
Signature

Print Name:

Date:

EXHIBIT “A”

Form of Dealer Manager Agreement

EXHIBIT “B”

PROPERTY ACCEPTANCE LETTER

, 2017

Black Creek Capital Markets, LLC

518 17th Street, 17th Floor

Denver, Colorado 80202

Re:                             Offering of Interests with respect to the property

commonly referred to as

and located at                               (the “Property”)

The undersigned, being the Dealer pursuant to the terms of that certain Selected Dealer Agreement, dated as of the date hereof (the “Selected Dealer Agreement”), makes the following representations with respect to the Property and the disclosure provided in connection with the Selected Dealer Agreement.  Capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Selected Dealer Agreement.

The undersigned acknowledges and agrees that it has received a copy of the Offering Materials with respect to the Property.  The undersigned further acknowledges and agrees that (i) it has had sufficient opportunity to review the Offering Materials, (ii) it has been given sufficient opportunity to ask questions of, and receive answers from, the Dealer Manager with respect to the Offering Materials, the Interests and the Property, (iii) the undersigned agrees to act as a Dealer with respect to Interests in the Property in accordance with the terms of the Selected Dealer Agreement and the Dealer Manager Agreement, and (iv) Black Creek Capital Markets, LLC is hereby authorized to proceed to distribute to the undersigned’s representatives, agents and clients copies of the Offering Materials for such parties’ use in offering the Interests in such Property.

DEALER NAME:

By:

Name:

Title: